Exhibit 10(d)

AMENDMENT NO. 3
DATED AS OF MARCH 31, 1994 TO
AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF APRIL 8, 1993


     AMENDMENT No. 3 (the "Amendment") dated as of March 31, 1994 by and among TOSCO CORPORATION, a Nevada corporation ("Tosco") and BAYWAY REFINING COMPANY, a Delaware corporation ("Bayway") as co-borrowers (collectively, the "Borrowers"), Seminole Fertilizer Corporation, a Delaware corporation, ("Seminole"), the financial institutions listed on Schedule 1.01(a) to the Credit Agreement referred to below, as in effect immediately prior to the date hereof (the "Existing Banks"), THE SUMITOMO BANK, LIMITED ("Sumitomo" and together with the Existing Banks, the "Banks"), THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) ("Chase"), as co-agent, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as co-agent and co-arranger, and THE FIRST NATIONAL BANK OF BOSTON ("FNBB"), as agent (in that capacity, the "Agent") and as arranger for the Banks.

     Capitalized terms which are used herein without definition and which are defined in the Credit Agreement referred to below shall have the same meaning herein as in the Credit Agreement, as amended hereby.

     WHEREAS, the Borrowers, the Existing Banks, the Co-Agents, the Agent and the FMCP L/C Bank are parties to that certain
Credit Agreement dated as of April 8, 1993 (as amended, restated, modified or supplemented and in effect from time to time, the "Credit Agreement"); and

     WHEREAS, Sumitomo wishes to become a party to the Credit
Agreement and the Borrowers, Seminole and the Existing Banks have consented thereto; and

     WHEREAS, the Borrowers have requested, and the Banks have agreed, that the aggregate commitment of the Banks to extend credit under the Credit Agreement be increased to $400,000,000;

     NOW, THEREFORE, in consideration of the foregoing premises the parties hereto hereby agree as follows:

     Section 1.     Amendment to Credit Agreement.  The Credit
Agreement is hereby amended by deleting Schedules 1.01(a) and
(b) thereto and replacing it with Schedules 1.01(a) and (b) hereto.

     Section 2.     Assignment and Acceptance.

     Section 2.1. Assignments. Each of FNBB, BofA and Chase (collectively, the "Assignor Banks" and individually, an "Assignor Bank") hereby sells and assigns to The Sumitomo Bank, Limited ("Assignee Bank") a certain percentage interest in and to all of such Assignor Bank's rights and obligations under the Credit Agreement as of the effective date hereof, including, without limitation, such percentage interest in the Assignor Bank's Commitment as in effect on the effective date hereof, and the outstanding Loans, Letter of Credit Reimbursement Obligations and Acceptance Obligations owing to the Assignor Bank on the effective date hereof, and such percentage interest in the Revolving Credit Note held by the Assignor Bank (such interest being hereinafter referred to as the "Assigned Portion") such that, after giving effect to the assignments contemplated hereby and the increase in the aggregate Commitments of all of the Banks contemplated hereby and as of the effective date hereof, the respective Commitments and Commitment Percentages of the Assignor Banks and the Assignee Bank shall be as set forth on Schedule 1.01(b) to the Credit Agreement, as amended hereby and each Bank shall have that percentage interest in all outstanding Loans, Letter of Credit Reimbursement Obligations and Acceptance Obligations. Notwithstanding any term or provision of Section 10.03 of the Credit Agreement to the contrary, the execution and delivery hereof by the Assignor Banks, the Assignee Bank, the Agent, the FMCP L/C Bank and the Borrowers shall constitute an Assignment and Acceptance delivered in accordance with the Credit Agreement and shall be effective in respect of the assignments contemplated hereby.

     Section 2.2. Representations and Warranties of Assignor Banks. Each Assignor Bank (i) represents and warrants that as of the date hereof, its Commitment and Commitment Percentage (without giving effect to assignments thereof which have not yet become effective, including, but not limited to, the assignment contemplated hereby) is the amount set forth opposite such Assignor Bank's name under the respective captions "Commitment" and "Commitment Percentage" on Schedule 1.01(b) to the Credit Agreement as in effect prior to the effective date hereof; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any Ancillary Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any Ancillary Agreement or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any of its Subsidiaries or the performance or observance by any Borrower or any of its Subsidiaries of any of its or their obligations under the Credit Agreement or any Ancillary Agreement or any other instrument or document furnished pursuant thereto; and (v) requests that in connection with such assignment and the increase in the aggregate total Commitments of all of the Banks as set forth herein the Agent and the Borrowers exchange the Revolving Credit Notes referred to in Section 2.1 above for new Revolving Credit Notes, each dated the Closing Date, payable to the order of each Assignor Bank and the Assignee Bank in the principal amount of the Commitment set forth opposite such Assignor Bank's name and the Assignee Bank's name on Schedule 1.01(b) to the Credit Agreement as amended hereby.

     Section 2.3. Representations and Warranties of Assignee Bank. The Assignee Bank represents and warrants (i) that it has received a copy of the Credit Agreement and each Ancillary Agreement, together with copies of the financial statements referred to in Section 4.11 of the Credit Agreement and the most recent financial statements delivered to the Banks pursuant to Sections 5.04(d)(i) and 5.04(e) of the Credit Agreement and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and Assignment, (ii) that it will, independently and without reliance upon any Assignor Bank or any other Bank or the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any Ancillary Agreement, (iii) that it is an Eligible Assignee and (iv) that the making of Loans by the Assignee Bank will not be unlawful as set forth in Section 2.16 of the Credit Agreement.

     Section 2.4. Appointment of Agent. The Assignee Bank (i) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the Ancillary Agreements as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, and (ii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the Ancillary Agreements are required to be performed by it as a Bank.

     Section 2.5. Respective Rights and Obligations of Assignor Banks and Assignee Bank. As of the Amendment and Assignment Effective Date, (i) each Assignee Bank shall, in addition to any rights and obligations under the Credit Agreement held by it immediately prior to the effective date hereof, have the respective rights and obligations of a Bank under the Credit Agreement and the Ancillary Agreements that have been assigned to it pursuant to this Section 2 and under Sections 2.15 and 2.20 of the Credit Agreement with respect to the applicable Assigned Portion and (ii) each Assignor Bank shall, to the extent provided in this Section 2, relinquish its rights and be released from its obligations under the Credit Agreement and the Ancillary Agreements with respect to the Assigned Portion.

     Section 2.6. Agent's Duties in Respect of Assignment and Acceptance. From and after the effective date hereof, the Agent shall record the information contained in this Section 2 in the Register and shall make all payments under the Credit Agreement and the Revolving Credit Notes in respect of the interests assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee Bank. The Assignor Banks and Assignee Bank shall make all appropriate adjustments under the Credit Agreement and the Revolving Credit Notes for periods prior to the effective date hereof directly between themselves as directed by the Agent.

     Section 3. Scope of Amendment. Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect.

     Section 4.     Representations and Warranties.  The
Borrowers hereby jointly and severally represent and warrant to the Banks, the Agent and the FMCP L/C Bank as follows:

     (a) Representations and Warranties in Credit Agreement. The representations and warranties of the Borrowers and Seminole contained in the Credit Agreement (i) were true and correct in all material respects when made, and (ii) except to the extent such representations and warranties by their terms are made solely as of a prior date, continue to be true and correct in all material respects on the date hereof.

     (b) Authority, etc. The execution and delivery by the Borrowers and Seminole of this Amendment and the Revolving Credit Notes and the performance by the Borrowers and Seminole of all of their agreements and obligations under this Amendment and the Revolving Credit Notes are within the corporate authority of each of the Borrowers and Seminole, have been duly authorized by all necessary corporate action on the part of each of the Borrowers and Seminole, and do not and will not (i) contravene any provision of any Borrower's or Seminole's charter, other incorporation papers, by-laws or any stock provision, or any amendment thereof, (ii) conflict with, or result in a breach of any material term, condition or provision of, or constitute a default under or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of the property of any Borrower or Seminole under any agreement, deed of trust, indenture, mortgage or other instrument to which such Borrower or Seminole is a party or by which any of such Borrower's or Seminole's properties are bound,
(iii) violate or contravene any provision of any law, regulation, order, ruling or interpretation thereunder or any decree, order or judgment of any court or governmental or regulatory authority, bureau, agency or official, (iv) require any waiver, consent or approval by any creditor of any Borrower or Seminole which has not been obtained or (v) require any approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, any governmental or regulatory authority or agency under any provision of any law, except those actions which have been taken or will be taken prior to the date of execution of this Amendment.

     (c) Enforceability of Obligations. This Amendment, the Credit Agreement as amended hereby, the Revolving Credit Notes delivered in connection herewith and the Loan Documents constitute the legal, valid and binding obligations of the Borrowers and Seminole enforceable against the Borrowers and Seminole in accordance with their respective terms, provided that (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applications affecting the rights and remedies of creditors, and (ii) the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceedings for such remedies may be brought.

     Section 5. Confirmation of Collateral Documents. Each of the Borrowers and Seminole hereby ratify and confirm each of the Collateral Documents and the pledges and security interests created thereby. Each of the Borrower and Seminole hereby further ratify and confirm that the Collateral Documents and the pledges and security interest created thereby secure the Obligations of the Borrowers and Seminole under the Credit Agreement, as amended hereby, and the Revolving Credit Notes.

     Section 6.     Conditions to Effectiveness.  The
effectiveness of this Amendment No. 3 shall be conditioned upon receipt by the Agent of the following, in form and substance satisfactory to the Banks:

     (a)  this Amendment No. 3, executed by the Borrowers,
Seminole, the Banks, the Agent, the Co-Agents and the FMCP L/C
Bank;

     (b) Revolving Credit Notes, substantially in the form of Exhibit D-1 hereto, executed and delivered by the Borrowers and Seminole and payable to the order of each of the Banks in the respective aggregate principal amounts set forth under the caption "Commitment" opposite each such Bank's name on Schedule 1.01(b) hereto;

     (c) copies, certified by the Secretary of each of the Borrowers and Seminole to be true and complete on the date of execution of this Amendment, of the records of all actions taken by each such Borrower and Seminole as may be required according to the terms of each such Borrower's or Seminole's charter, other incorporation documents and by-laws to authorize (i) the execution and delivery of this Amendment and each of the Revolving Credit Notes by each such Borrower and Seminole and
(ii) the performance by each such Borrower and Seminole of all of its agreements and obligations under this Amendment and the Credit Agreement as amended hereby;

     (d) a certificate of the Secretary of each of the Borrowers and Seminole (i) setting forth the names, incumbency and specimen signatures of those officers of each of the Borrowers and Seminole authorized to execute and deliver this Amendment and the Revolving Credit Notes and (ii) with respect to the Borrowers, stating that there have been no amendments to the charter documents and by-laws of the Borrowers delivered to the Agent and the Banks on April*8, 1993;

     (e) an opinion of counsel to the Borrowers and Seminole in form and substance satisfactory to the Agent; and

     (f) fees, payable to the Agent for the account of each Bank, in the amounts separately agreed to by the Borrowers as set forth in certain letters dated March 4, 1994.

     Section 7.     Certain Transitional Arrangements.

     Section 7.1. Revolving Credit Loans. Effective as of the date hereof, each Bank shall make such dispositions and arrangements with each other Bank with respect to the then outstanding Revolving Credit Loans (the "Loan Adjustment") as shall result in the amount of Revolving Credit Loans owed to each Bank being equal to the product of such Bank's Ratable Portion multiplied by the aggregate Revolving Credit Loans outstanding on the effective date hereof (the "Loan Adjusted Amount"). Upon the occurrence of the Loan Adjustment, the Agent shall amend each Loan Account to reflect such Bank's Loan Adjusted Amount. The Ratable Portion of each Bank shall be adjusted as at the effective date hereof and the Commitment Fee payable for the period during which the Ratable Portion of each Bank was adjusted pursuant hereto shall be allocated among the Banks according to the daily Ratable Portion for each Bank for each day during such period. In the event any of the Revolving Credit Loans are Eurodollar Rate Loans, the Borrowers shall reimburse the Banks for any and all fees, taxes, penalties or other breakage costs incurred in connection with the Loan Adjustment.

     Section 7.2. Existing Credit Instruments. Effective as of the date hereof, each Bank shall make such dispositions and arrangements with each other Bank with respect to the participations of the Banks in each Credit Instrument then outstanding (the "Credit Instrument Adjustment") as shall result in the participations held by each Bank in each such Credit Instrument being equal to the product of such Bank's Ratable Portion multiplied by the aggregate participations in such Credit Instrument on the date hereof (the "Credit Instrument Adjusted Amount"). All commissions and fees payable to the Banks in connection with such Credit Instruments for the period during which the Ratable Portion of each Bank was adjusted pursuant hereto shall be allocated among the Banks according to the daily Ratable Portion for each Bank for each day during such period.

     Section 7.3. Return of Old Notes. Promptly after the effective date of this Amendment*No. 3, the Banks will return to the Agent the Revolving Credit Notes previously delivered by the Borrowers and Seminole to the Banks under the Credit Agreement which are superseded by the Revolving Credit Notes delivered to the Banks pursuant to this Amendment. Upon receipt of such superseded Revolving Credit Notes from the Banks, the Agent shall return such Revolving Credit Notes to the Borrowers and Seminole.

     Section 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

     Section 9.     Governing Law.  This Amendment shall be
construed according to and governed by the laws of The
Commonwealth of Massachusetts.


[Remainder of page intentionally left blank]


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as an agreement under seal as of the date set forth at the beginning of this Amendment.

                              TOSCO CORPORATION


By:
__________________________________
                                 Title:

                              SEMINOLE FERTILIZER CORPORATION

By:___________________________________
                                 Title:

                              BAYWAY REFINING COMPANY

By:____________________________________
                                 Title:

                              THE FIRST NATIONAL BANK OF
                                BOSTON, individually and
                                as Agent

By:____________________________________
                                 Title:

                              BANK OF AMERICA NATIONAL TRUST
                                AND SAVINGS ASSOCIATION,
                                as Co-Agent

By:____________________________________
                                 Title:

                              BANK OF AMERICA NATIONAL TRUST
                                AND SAVINGS ASSOCIATION,
                                individually

By:____________________________________
                                 Title:

                              THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION),
                                individually and as Co-Agent

By:____________________________________
                                 Title:

                              ARAB BANKING CORPORATION


By:____________________________________
                                 Title:

                              NATIONAL CITY BANK

By:____________________________________
                                 Title:

                              THE FUJI BANK, LIMITED

By:____________________________________
                                 Title:

                              INTERNATIONALE NEDERLANDEN
                              (U.S.) CAPITAL CORPORATION

By:____________________________________
                                 Title:

                              BANK HAPOALIM B.M.

By:____________________________________
                                 Title:

By:____________________________________
                                 Title:

                              UNITED JERSEY BANK

By:____________________________________
                                 Title:

                              THE YASUDA TRUST AND BANKING
                               CO., LTD.

By:____________________________________
                                 Title:

                              THE SUMITOMO BANK, LIMITED

By:____________________________________
                                 Title:

                              INTERNATIONALE NEDERLANDEN
                               BANK, N.V., as FMCP L/C Bank

By:____________________________________
                                Title:

                                  Exhibit 10(e)
AMENDMENT NO. 4
DATED AS OF MAY 9, 1994 TO
AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF APRIL 8, 1993


     AMENDMENT No. 4 (the "Amendment") dated as of May 9, 1994 by and among TOSCO CORPORATION, a Nevada corporation ("Tosco") and BAYWAY REFINING COMPANY, a Delaware corporation ("Bayway") as co-borrowers (collectively, the "Borrowers"), Seminole Fertilizer Corporation, a Delaware corporation, ("Seminole"), the financial institutions listed on Schedule 1.01(a) to the Credit Agreement referred to below, as in effect immediately prior to the date hereof (the "Existing Banks"), THE Dai-Ichi Kangyo Bank, LTD. ("Dai-Ichi"), The Sanwa Bank Limited ("Sanwa"), SeaTTLE-first NATIONAL Bank ("Seafirst"), Union Bank ("Union"), Midlantic National Bank ("Midlantic"), National Westminster Bank Plc ("NatWest"), Credit Lyonnais NEW YORK BRANCH ("Lyonnais"), The Sakura Bank, Ltd. ("Sakura"), PNC Bank, NATIONAL ASSOCIATION ("PNC"), Banca di Roma ("di Roma", and together with Dai-Ichi, Sanwa, Seafirst, Union, Midlantic, NatWest, Lyonnais, Sakura and PNC, the "New Banks"), THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) ("Chase"), as co-agent, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as co-agent and co-arranger, and THE FIRST NATIONAL BANK OF BOSTON ("FNBB"), as agent (in that capacity, the "Agent") and as arranger for the Existing Banks and the New Banks.

     Capitalized terms which are used herein without definition and which are defined in the Credit Agreement referred to below shall have the same meaning herein as in the Credit Agreement, as amended hereby. The Existing Banks and the New Banks are hereinafter referred to collectively as the "Banks".

     WHEREAS, the Borrowers, the Existing Banks, the Co-Agents, the Agent and the FMCP L/C Bank are parties to that certain
Credit Agreement dated as of April 8, 1993 (as amended, restated, modified or supplemented and in effect from time to time, the "Credit Agreement"); and

     WHEREAS, the New Banks wish to become parties to the Credit
Agreement and the Borrowers, Seminole and the Existing Banks have consented thereto; and

     WHEREAS, the Borrowers have requested, and the Banks have agreed, that the aggregate commitment of the Banks to extend credit under the Credit Agreement be increased to $450,000,000;

     NOW, THEREFORE, in consideration of the foregoing premises the parties hereto hereby agree as follows:

     Section 1.     Amendment to Credit Agreement.

     (a)  The Credit Agreement is hereby amended by deleting
Schedules 1.01(a) and (b) thereto and replacing it with Schedules 1.01(a) and (b) hereto.

     (b) Section 2.09(a) of the Credit Agreement is hereby amended by deleting the words "or the amount by which the aggregate Revolving Credit Debt outstanding exceeds the Commitments" found in the ninth, tenth and eleventh lines thereof and replacing them with the words "of the amount by which the Commitments exceed the aggregate Revolving Credit Debt outstanding".

     (c) For the purposes of the assignments contemplated by this Amendment No. 4, the provisions of Section 10.03(a)(ii)(A) of the Credit Agreement are hereby waived and the parties hereto hereby consent and agree to such assignments.

     Section 2.     Assignment and Acceptance.

     Section 2.1. Assignments. Each of FNBB, BofA and Chase (collectively, the "Assignor Banks" and individually, an "Assignor Bank") hereby sells and assigns to the New Banks (each an "Assignee Bank" and collectively the "Assignee Banks") a certain percentage interest in and to all of such Assignor Bank's rights and obligations under the Credit Agreement and the Ancillary Agreements as of the effective date hereof, including, without limitation, such percentage interest in the Assignor Bank's Commitment as in effect on the effective date hereof, and the outstanding Loans, Letter of Credit Reimbursement Obligations and Acceptance Obligations owing to the Assignor Bank on the effective date hereof, and such percentage interest in the Revolving Credit Note held by the Assignor Bank (such interest being hereinafter referred to as the "Assigned Portion") such that, after giving effect to the assignments contemplated hereby and the increase in the aggregate Commitments of all of the Banks contemplated hereby and as of the effective date hereof, the respective Commitments and Ratable Portions of the Assignor Banks and the Assignee Banks shall be as set forth on Schedule 1.01(b) to the Credit Agreement, as amended hereby, and each Bank shall have that percentage interest in all outstanding Loans, Letter of Credit Reimbursement Obligations and Acceptance Obligations. Notwithstanding any term or provision of Section 10.03 of the Credit Agreement to the contrary, the execution and delivery hereof by the Assignor Banks, the Assignee Bank, the Agent, the FMCP L/C Bank and the Borrowers shall constitute an Assignment and Acceptance delivered in accordance with the Credit Agreement and shall be effective in respect of the assignments contemplated hereby.

     Section 2.2. Representations and Warranties of Assignor Banks. Each Assignor Bank (i) represents and warrants that as of the date hereof, its Commitment and Ratable Portion (without giving effect to assignments thereof which have not yet become effective, including, but not limited to, the assignment contemplated hereby) is the amount set forth opposite such Assignor Bank's name under the respective captions "Commitment" and "Ratable Portion" on Schedule 1.01(b) to the Credit Agreement as in effect prior to the effective date hereof; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any Ancillary Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any Ancillary Agreement or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any of its Subsidiaries or the performance or observance by any Borrower or any of its Subsidiaries of any of its or their obligations under the Credit Agreement or any Ancillary Agreement or any other instrument or document furnished pursuant thereto; and (v) requests that in connection with such assignment and the increase in the aggregate total Commitments of all of the Banks as set forth herein the Agent and the Borrowers exchange the Revolving Credit Notes referred to in Section 2.1 above for new Revolving Credit Notes, each dated as of the effective date hereof, payable to the order of each Assignor Bank and each Assignee Bank in the principal amount of the Commitment set forth opposite such Assignor Bank's name and such Assignee Bank's name on Schedule 1.01(b) to the Credit Agreement as amended hereby and each such new note shall be deemed to be a "Revolving Credit Note" under the Credit Agreement.

     Section 2.3. Representations and Warranties of Assignee Banks. Each Assignee Bank represents and warrants (i) that it has received a copy of the Credit Agreement and each Ancillary Agreement, together with copies of the financial statements referred to in Section 4.11 of the Credit Agreement and the most recent financial statements delivered to the Banks pursuant to Sections 5.04(d)(i) and 5.04(e) of the Credit Agreement and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and Assignment, (ii) that it will, independently and without reliance upon any Assignor Bank or any other Bank or the Agent or any Co-Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any Ancillary Agreement, (iii) that it is an Eligible Assignee and (iv) that the making of Loans by the Assignee Bank will not be unlawful as set forth in
Section 2.16 of the Credit Agreement.

     Section 2.4.   Appointment of Agent.  Each Assignee Bank
(i) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the Ancillary Agreements as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, and (ii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the Ancillary Agreements are required to be performed by it as a Bank.

     Section 2.5. Respective Rights and Obligations of Assignor Banks and Assignee Banks. As of the effective date hereof, (i) each Assignee Bank shall, in addition to any rights and obligations under the Credit Agreement held by it immediately prior to the effective date hereof, have the respective rights and obligations of a Bank under the Credit Agreement and the Ancillary Agreements that have been assigned to it pursuant to this Section 2 and under Sections 2.15 and
2.20 of the Credit Agreement with respect to the applicable Assigned Portion and (ii) each Assignor Bank shall, to the extent provided in this Section 2, relinquish its rights and be released from its obligations under the Credit Agreement and the Ancillary Agreements with respect to the Assigned Portion.

     Section 2.6. Agent's Duties in Respect of Assignment and Acceptance. From and after the effective date hereof, the Agent shall record the information contained in this Section 2 in the Register and shall make all payments under the Credit Agreement and the Revolving Credit Notes in respect of the interests assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee Banks. The Assignor Banks and the Assignee Banks shall make all appropriate adjustments under the Credit Agreement and the Revolving Credit Notes for periods prior to the effective date hereof directly between themselves as directed by the Agent.

     Section 3. Scope of Amendment. Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect.

     Section 4.     Representations and Warranties.  The
Borrowers hereby jointly and severally represent and warrant to the Banks, the Agent and the FMCP L/C Bank as follows:

     (a) Representations and Warranties in Credit Agreement. The representations and warranties of the Borrowers and Seminole contained in the Credit Agreement (i) were true and correct in all material respects when made, and (ii) except to the extent such representations and warranties by their terms are made solely as of a prior date, continue to be true and correct in all material respects on the date hereof.

     (b) Authority, etc. The execution and delivery by the Borrowers and Seminole of this Amendment and the Revolving Credit Notes and the performance by the Borrowers and Seminole of all of their agreements and obligations under this Amendment and the Revolving Credit Notes are within the corporate authority of each of the Borrowers and Seminole, have been duly authorized by all necessary corporate action on the part of each of the Borrowers and Seminole, and do not and will not (i) contravene any provision of any Borrower's or Seminole's charter, other incorporation papers, by-laws or any stock provision, or any amendment thereof, (ii) conflict with, or result in a breach of any material term, condition or provision of, or constitute a default under or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of the property of any Borrower or Seminole under any agreement, deed of trust, indenture, mortgage or other instrument to which such Borrower or Seminole is a party or by which any of such Borrower's or Seminole's properties are bound,
(iii) violate or contravene any provision of any law, regulation, order, ruling or interpretation thereunder or any decree, order or judgment of any court or governmental or regulatory authority, bureau, agency or official, (iv) require any waiver, consent or approval by any creditor of any Borrower or Seminole which has not been obtained or (v) require any approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, any governmental or regulatory authority or agency under any provision of any law, except those actions which have been taken or will be taken prior to the date of execution of this Amendment.

     (c) Enforceability of Obligations. This Amendment, the Credit Agreement as amended hereby, the Revolving Credit Notes delivered in connection herewith and the Loan Documents constitute the legal, valid and binding obligations of the Borrowers and Seminole enforceable against the Borrowers and Seminole in accordance with their respective terms, provided that (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applications affecting the rights and remedies of creditors, and (ii) the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceedings for such remedies may be brought.

     Section 5. Confirmation of Collateral Documents. Each of the Borrowers and Seminole hereby ratify and confirm each of the Collateral Documents and the pledges and security interests created thereby. Each of the Borrower and Seminole hereby further ratify and confirm that the Collateral Documents and the pledges and security interest created thereby secure the Obligations of the Borrowers and Seminole under the Credit Agreement, as amended hereby, and the Revolving Credit Notes.

     Section 6.     Conditions to Effectiveness.  The
effectiveness of this Amendment No. 4 shall be conditioned upon receipt by the Agent of the following, in form and substance satisfactory to the Banks:

     (a)  this Amendment No. 4, executed by the Borrowers,
Seminole, the Banks, the Agent, the Co-Agents and the FMCP L/C
Bank;

     (b) Revolving Credit Notes, substantially in the form of Exhibit A hereto, executed and delivered by the Borrowers and Seminole and payable to the order of each of the Assignor Banks and each of the Assignee Banks in the respective aggregate principal amounts set forth under the caption "Commitment" opposite each such Bank's name on Schedule 1.01(b) hereto;

     (c) copies, certified by the Secretary of each of the Borrowers and Seminole to be true and complete on the date of execution of this Amendment, of the records of all actions taken by each such Borrower and Seminole as may be required according to the terms of each such Borrower's or Seminole's charter, other incorporation documents and by-laws to authorize (i) the execution and delivery of this Amendment and each of the Revolving Credit Notes by each such Borrower and Seminole and
(ii) the performance by each such Borrower and Seminole of all of its agreements and obligations under this Amendment and the Credit Agreement as amended hereby;

     (d) a certificate of the Secretary of each of the Borrowers and Seminole (i) setting forth the names, incumbency and specimen signatures of those officers of each of the Borrowers and Seminole authorized to execute and deliver this Amendment and the Revolving Credit Notes and (ii) with respect to the Borrowers, stating that there have been no amendments to the charter documents and by-laws of the Borrowers delivered to the Agent and the Banks on April*8, 1993;

     (e) an opinion of counsel to the Borrowers and Seminole in form and substance satisfactory to the Agent; and

     (f) fees, payable to the Agent for the account of each Bank, in the amounts separately agreed to by the Borrowers as set forth in a certain letter dated March*4, 1994.

     Section 7.     Certain Transitional Arrangements.

     Section 7.1. Revolving Credit Loans. Effective as of the date hereof, each Bank shall make such dispositions and arrangements with each other Bank with respect to the then outstanding Revolving Credit Loans (the "Loan Adjustment") as shall result in the amount of Revolving Credit Loans owed to each Bank being equal to the product of such Bank's Ratable Portion multiplied by the aggregate Revolving Credit Loans outstanding on the effective date hereof (the "Loan Adjusted Amount"). Upon the occurrence of the Loan Adjustment, the Agent shall amend each Loan Account to reflect such Bank's Loan Adjusted Amount. The Ratable Portion of each Bank shall be adjusted as at the effective date hereof and the Commitment Fee payable for the period during which the Ratable Portion of each Bank was adjusted pursuant hereto shall be allocated among the Banks according to the daily Ratable Portion for each Bank for each day during such period. In the event any of the Revolving Credit Loans are Eurodollar Rate Loans, the Borrowers shall reimburse the Banks for any and all fees, taxes, penalties or other breakage costs incurred in connection with the Loan Adjustment.

     Section 7.2. Existing Credit Instruments. Effective as of the date hereof, each Bank shall make such dispositions and arrangements with each other Bank with respect to the participations of the Banks in each Credit Instrument then outstanding (the "Credit Instrument Adjustment") as shall result in the participations held by each Bank in each such Credit Instrument being equal to the product of such Bank's Ratable Portion multiplied by the aggregate amount available for drawing under such Credit Instrument on the date hereof (the "Credit Instrument Adjusted Amount"). All commissions and fees payable to the Banks in connection with such Credit Instruments for the period during which the Ratable Portion of each Bank was adjusted pursuant hereto shall be allocated among the Banks according to the daily Ratable Portion for each Bank for each day during such period.

     Section 7.3. Return of Old Notes. Promptly after the effective date of this Amendment*No. 4, the Assignor Banks will return to the Agent the Revolving Credit Notes previously delivered by the Borrowers and Seminole to the Assignor Banks under the Credit Agreement which are superseded by the Revolving Credit Notes delivered to the Assignor Banks pursuant to this Amendment. Upon receipt of such superseded Revolving Credit Notes from the Assignor Banks, the Agent shall return such Revolving Credit Notes to the Borrowers and Seminole.

     Section 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

     Section 9.     Governing Law.  This Amendment shall be
construed according to and governed by the laws of the Commonwealth of Massachusetts.


[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as an agreement under seal as of the date set forth at the beginning of this Amendment.


                              TOSCO CORPORATION

By:_________________________________
                            Title:

                              SEMINOLE FERTILIZER CORPORATION

By:___________________________________
                                 Title:

                              BAYWAY REFINING COMPANY

By:____________________________________
                                 Title:


                              THE FIRST NATIONAL BANK OF
                                BOSTON, individually and
                               as Agent

By:____________________________________
                                 Title:


                              BANK OF AMERICA NATIONAL TRUST
                                AND SAVINGS ASSOCIATION,
                                individually and as Co-Agent

By:____________________________________
                                 Title:


                              THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION),
                                individually and as Co-Agent


By:____________________________________
                                 Title:

                              ARAB BANKING CORPORATION

By:____________________________________
                                 Title:

                              NATIONAL CITY BANK

By:____________________________________
                                 Title:

                              THE FUJI BANK, LIMITED

By:____________________________________
                                 Title:

                              INTERNATIONALE NEDERLANDEN
                              (U.S.) CAPITAL CORPORATION

By:____________________________________
                                 Title:

                              BANK HAPOALIM B.M.

By:____________________________________
                                 Title:

By:____________________________________
                                 Title:

                              UNITED JERSEY BANK

By:____________________________________
                                 Title:

                              THE YASUDA TRUST AND BANKING
                               CO., LTD.

By:____________________________________
                                 Title:

                              THE SUMITOMO BANK, LIMITED

By:____________________________________
                                 Title:


                              THE DAI-ICHI KANGYO BANK, LTD.

By:____________________________________
                                 Title:

                              THE SANWA BANK LIMITED

By:____________________________________
                                 Title:

                              SEATTLE-FIRST NATIONAL BANK

By:____________________________________
                                 Title:

                              UNION BANK

By:____________________________________
                                 Title:

                              MIDLANTIC NATIONAL BANK

By:____________________________________
                                 Title:

                              NATIONAL WESTMINSTER BANK PLC

By:____________________________________
                                 Title:

                              CREDIT LYONNAIS NEW YORK BRANCH

By:____________________________________
                                 Title:

                              THE SAKURA BANK, LTD.

By:____________________________________
                                 Title:

                              PNC BANK, NATIONAL ASSOCIATION

By:____________________________________
                                 Title:

                              BANCA DI ROMA

By:____________________________________
                                 Title:

                              INTERNATIONALE NEDERLANDEN
                               BANK, N.V., as FMCP L/C Bank

By:____________________________________
                                 Title:

                                     Exhibit 10(f)

AMENDMENT NO. 5
DATED AS OF AUGUST 16, 1994 TO
AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF APRIL 8, 1993


     AMENDMENT No. 5 (the "Amendment") dated as of August ___, 1994 by and among TOSCO CORPORATION, a Nevada corporation ("Tosco"), BAYWAY REFINING COMPANY, a Delaware corporation ("Bayway"), and TOSCO EUROPE LIMITED, a limited liability company organized under the laws of England and Wales ("TEL"), as co-borrowers (collectively, the "Borrowers"), Seminole Fertilizer Corporation, a Delaware corporation, ("Seminole"), the financial institutions listed on Schedule 1.01(a) to the Credit Agreement referred to below (the "Banks"), THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) ("Chase"), as co-agent, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as co-agent and co-arranger, and THE FIRST NATIONAL BANK OF BOSTON ("FNBB"), as the FMCP L/C Bank, as agent (in that capacity, the "Agent") for the Banks and as arranger.

     Capitalized terms which are used herein without definition and which are defined in the Credit Agreement referred to below shall have the same meaning herein as in the Credit Agreement, as amended hereby.

W I T N E S S E T H:

     WHEREAS, Tosco, Bayway, Seminole, the Banks, the Co-Agents, the Agent and the FMCP L/C Bank are parties to that certain Amended and Restated Credit Agreement dated as of April 8, 1993 (as amended, restated, modified or supplemented and in effect from time to time, the "Credit Agreement");

     WHEREAS, Tosco and Bayway have informed the Banks and the Agent that Tosco has formed TEL as a wholly-owned subsidiary and that Tosco and Bayway desire to add TEL as a Borrower under the Credit Agreement and the Loan Documents; and

     WHEREAS, the Borrowers and Seminole have requested that the Agent and the Banks agree to amend the Credit Agreement (i) to allow the Borrowers to enter into certain transactional lines of credit with various banks and financial institutions and (ii) to make certain other changes thereto;

     NOW, THEREFORE, in consideration of the foregoing premises the parties hereto hereby agree as follows:

     Section 1.     Amendment to Credit Agreement.

     Section 1.1. TEL as a Borrower. The Credit Agreement is hereby amended to provide that TEL is a "Borrower" thereunder with all of the rights and obligations appurtenant thereto, including, without limitation, joint and several liability for the Obligations. The Credit Agreement is hereby amended mutatis mutandis as appropriate to reflect the fact that TEL is a "Borrower" thereunder. TEL hereby acknowledges and agrees that upon the effectiveness of this Amendment it shall be jointly and severally liable with Tosco, Bayway and Seminole for the payment and performance of the Obligations upon the terms set forth in the Credit Agreement, including, without limitation, the provisions of Section 2.23 thereof.

     Section 1.2.   Certain Definitions.  Section 1.01 of the
Credit Agreement is hereby amended by adding the following new definitions in the appropriate place in the alphabetical sequence:

     "Canadian Security Documents" means (i) the General Assignment of Book Debts, the Pledge Agreement and the Demand Fixed and Floating Debenture, dated as of August 16, 1994, between TEL and the Agent, (ii) the General Assignment of Book Debts, the Pledge Agreement and the Demand Fixed and Floating Debenture, dated as of August 16, 1994, between Bayway and the Agent, and (iii) any other mortgage, pledge, charge or security agreement executed and delivered, or filing made, in connection with the granting, attachment and perfection of security interests by either TEL or Bayway to the Agent, on behalf of the Banks, on such Borrower's assets in Canada.

     "TEL" means Tosco Europe Limited, a limited liability company organized under the laws of the United Kingdom.

     "TEL Advance" means any Borrowing that is supported by the TEL Borrowing Base and is requested by Tosco for the purpose of making intercompany loans to TEL.

     "TEL Borrowing Base" means, at the relevant time of determination, a Borrowing Base calculated as provided in the definition thereof by reference to the assets and obligations of TEL and the Paid but Unexpired Standby Letters of Credit issued for the account of TEL, plus the Available Tosco Excess Amount allocated thereto.

     "TEL Overadvance Amount" means, at the relevant time of determination, the amount by which (a) the aggregate amount of TEL Revolving Credit Debt, exceeds (b) the TEL Borrowing Base.

     "TEL Revolving Credit Debt" means at any time, (a) the aggregate principal amount of all TEL Advances outstanding at such time, plus (b) the aggregate principal amount of all Borrowings at such time made pursuant to Article II and issued for the account of or requested by TEL, including, without limitation, (i) all such Borrowings in cash thereunder, (ii) the aggregate principal amount of all such Letter of Credit Reimbursement Obligations outstanding thereunder and (iii) the aggregate principal amount of all such Acceptance Obligations outstanding thereunder.

     "U.K. Security Documents" means the Debenture, dated as of August*16, 1994, between TEL and the Agent and any other mortgage, pledge, charge or security agreement executed and delivered, or filing made, in connection with the granting, attachment and perfection of security interests by TEL to the Agent, on behalf of the Banks, on its assets in the United Kingdom.

     Section 1.3.   Agency Agreement.  Section 1.01 of the
Credit Agreement is hereby further amended by deleting the definition of "Agency Agreement" in its entirety and replacing it with the following:

     "Agency Agreement" means an agency agreement made in favor of the Agent, as agent for the Banks, (a) substantially in the form of Exhibit N-1 or Exhibit N-3 attached hereto, by any financial institution in which any Borrower has deposited cash or (b) substantially in the form of Exhibit N-2 attached hereto, by each financial institution in which any Borrower has deposited cash which, upon such deposit, shall become Eligible Margin Deposits.

     Section 1.4. Available Tosco Excess Amount. Section 1.01 of the Credit Agreement is hereby further amended by deleting the definition of "Available Tosco Excess Amount" in its entirety and replacing it with the following:

     "Available Tosco Excess Amount" means that portion of the Tosco Excess Amount allocated by the Borrowers to the Bayway Borrowing Base or TEL Borrowing Base, as the case may be; provided, that the sum of the Available Tosco Excess Amount allocated to the Bayway Borrowing Base and the TEL Borrowing Base, respectively, will not exceed the Tosco Excess Amount.

     Section 1.5.   Borrowing Base.  Section 1.01 of the Credit
Agreement is hereby further amended by deleting the definition of "Borrowing Base" in its entirety and replacing it with the following:

     "Borrowing Base" means, as to the Borrowers, at any given time, the sum of the following amounts owned by or reflected on the books of such Borrower at such time:

(a)  100% of its Eligible Cash and Eligible Cash Equivalents,
(b)  95% of its Eligible Investments,
(c)  90% of its Major Oil Company Receivables,
(d) 85% of the excess, if any, of its Eligible Receivables over its Major Oil Company Receivables,

(e)  the lesser of (i) 85% of its Eligible Margin Deposits, or
(ii) $50,000,000,
(f)  80% of its Eligible Petroleum Inventory,
(g)  80% of its Eligible Petroleum Inventory Under Contract, and
(h)  100% of its Paid but Unexpired Standby Letters of Credit.

     Section 1.6.   Collateral Documents.  Section 1.01 of the
Credit Agreement is hereby further amended by deleting the definition of "Collateral Documents" in its entirety and replacing it with the following:

     "Collateral Documents" means, collectively, the Pledge Agreement, the Custody Agreement, the Security Agreement, the Seminole/Ridgewood Pledge Agreement, the Agency Agreements, the Canadian Security Documents, and the U.K. Security Documents.

     Section 1.7. Eligible Exchange Balances. Section 1.01 of the Credit Agreement is hereby further amended by deleting the definition of "Eligible Exchange Balances" in its entirety and replacing it with the following:

     "Eligible Exchange Balances" means, to the extent not otherwise included in the definition of Eligible Inventory or Eligible Receivables, as to any Borrower and in respect of any Class of Inventory, an amount equal to the difference between
(a) the value of any and all products within any Class of Inventory which such Borrower is entitled to receive in connection with Eligible Exchange Transactions, minus (b) the value of any and all products within such Class of Inventory which such Borrower is obligated to deliver in connection with Eligible Exchange Transactions. If the amount set forth in clause (b) above exceeds the amount set forth in clause (a) above, Eligible Exchange Balances shall be expressed as a negative number and if the amount set forth in clause (a) above exceeds the amount set forth in clause (b) above, Eligible Exchange Balances shall be expressed as a positive number. With respect to each Eligible Exchange Transaction included in the calculation of Eligible Exchange Balances, the value of the product subject to such Eligible Exchange Transactions shall be determined on a FIFO basis; after deducting therefrom (x) the value of any product subject to any Eligible Exchange Transaction for which performance has not been made on the date that such performance is due, (y) the amount of all discounts, allowances, rebates, credits and adjustments to such Eligible Exchange Transaction and (z) the amount billed for or representing retainage, if any, with respect to such Eligible Exchange Transaction until all prerequisites to the immediate payment of retainage have been satisfied.

     Section 1.8.   Restricted Investment.  Section 1.01 of the
Credit Agreement is hereby further amended by amending the definition of "Restricted Investment" by deleting clause (ix) thereof and inserting the following:

     (ix) investments in respect of intercompany loans made by Tosco to Bayway or TEL in connection with Bayway Advances or TEL
Advances, respectively, hereunder.

     Section 1.9.   Restricted Payment.  Section 1.01 of the
Credit Agreement is hereby further amended by deleting the definition of "Restricted Payment" in its entirety and replacing it with the following:

     "Restricted Payment" means (a) the declaration of any dividend on, or the making of or the incurrence of any liability to make any other payment or distribution in cash or other property or assets in respect of, any Stock of any Borrower other than (i) one payable or paid solely in Stock of such Borrower, and (ii) the payment of any dividends from Seminole, Bayway or TEL to Tosco, or (b) any payment on account of the purchase, redemption, retirement or other acquisition of any of the Stock of any Borrower or any other payment or distribution made in respect thereof, either directly or indirectly, except solely in exchange for Stock of such Borrower.

     Section 1.10.  Revolving Credit Debt.  Section 1.01 of the
Credit Agreement is hereby further amended by deleting the definition of "Revolving Credit Debt" and replacing it with the following:

     "Revolving Credit Debt" means, at any time, the sum of the Tosco Revolving Credit Debt, plus the TEL Revolving Credit Debt, plus the Bayway Revolving Credit Debt outstanding at such time.

     Section 1.11. Tosco Revolving Credit Debt. Section 1.01 of the Credit Agreement is hereby further amended by deleting the definition of "Tosco Revolving Credit Debt" and replacing it with the following:

     "Tosco Revolving Credit Debt means at any time, (a) the aggregate principal amount of all Borrowings at such time made pursuant to Article II and issued for the account of or requested by Tosco, including, without limitation, (i)*all such Borrowings in cash thereunder, (ii) the aggregate principal amount of all such Letter of Credit Reimbursement Obligations outstanding thereunder and (iii)*the aggregate principal amount of all such Acceptance Obligations outstanding thereunder, but not including (b)*the aggregate principal amount of Bayway Advances and TEL Advances outstanding at such time."

     Section 1.12.  Loans.  Section 2.01(b) of the Credit
Agreement is hereby deleted in its entirety and replaced with the following:

     (b) Commencing on the Closing Date through and including the Maturity Date, the Borrowers may use the Commitments by (i) borrowing and prepaying Loans, in whole or in part, and reborrowing, (ii) causing Letters of Credit to be issued, and
(iii) causing Acceptances to be created, all in accordance with the provisions of this Agreement. In no event shall the Revolving Credit Debt at any time exceed the Credit Limit, determined as of such time, nor shall any Tosco Overadvance Amount, Bayway Overadvance Amount or TEL Overadvance Amount result as a consequence of any Borrowing hereunder. If on any date (x) the Revolving Credit Debt exceeds the Credit Limit, for whatever reason, or (y) a Tosco Overadvance Amount, Bayway Overadvance Amount or TEL Overadvance Amount exists, the Borrowers shall (i) reduce the Revolving Credit Debt to an amount less than or equal to the Credit Limit, (ii) in the case of any Tosco Overadvance Amount, reduce the aggregate Tosco Revolving Credit Debt to an amount less than or equal to the Tosco Borrowing Base, (iii) in the case of any Bayway Overadvance Amount, reduce the aggregate Bayway Revolving Credit Debt to an amount less than or equal to the Bayway Borrowing Base, and (iv) in the case of any TEL Overadvance Amount, reduce the aggregate TEL Revolving Credit Debt to an amount less than or equal to the TEL Borrowing Base, by: (A) depositing Qualifying Investments and/or Cash Equivalents into the Custody Account; and/or (B) repaying amounts outstanding under the Notes, together with all accrued and unpaid interest, commissions and fees with respect thereto to such date; and/or
(C) causing Letters of Credit and/or Acceptances to be cancelled and delivering to the Agent the originals of all such Letters of Credit and/or Acceptances marked "cancelled" by the respective beneficiaries thereof, or depositing with the Agent for the benefit of the Banks and the Agent or in the case of FMCP L/C's, the FMCP L/C Bank, as applicable, at once and in full, all sums sufficient to reimburse the Agent or the FMCP L/C Bank for all payments, present or future, contingent or otherwise, that may be required to be made by the Agent or the FMCP L/C Bank or the Banks on account of any Letter of Credit or Acceptance, and such sums shall be deposited (I) in an interest-bearing cash collateral account maintained by the Agent, to be held by the Agent and applied thereby in reduction of any Obligations arising out of any Application, Letter of Credit (other than any FMCP L/C) and/or Acceptance and (II) in a separate interest-bearing cash collateral account maintained by the Agent, to be held by the Agent and applied thereby in reduction of Obligations arising out of any FMCP L/C; provided, however, that, in the case of any Tosco Overadvance Amount, Bayway Overadvance Amount or TEL Overadvance Amount, all such amounts deposited or repaid shall be applied only to the extent necessary to reduce such Tosco Overadvance Amount, Bayway Overadvance Amount or TEL Overadvance Amount, as applicable.

     Section 1.13.  Notice and Method of Borrowing.  Section
2.02(a)(v) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     (v) if such proposed Borrowing is requested by Tosco, whether such Borrowing (A) shall be supported by the Tosco
Borrowing Base and issued for Tosco's own account, or (B) shall be a Bayway Advance or (C) shall be a TEL Advance.

     Section 1.14.  Use of Proceeds.  Section 2.03(a) of the
Credit Agreement is hereby deleted in its entirety and replaced with the following:

     (a) Loans, Letters of Credit and Acceptances. Except as provided in Section 2.03(b) hereof, (i) Tosco shall use the proceeds of (A) all TEL Advances solely to provide intercompany loans to TEL, (B) all Bayway Advances solely to provide intercompany loans to Bayway, and (C) all Tosco Revolving Credit Debt solely (I) to repay in full amounts owing to the Withdrawing Banks and to ING Bank as co-agent under the Existing Tosco Credit Agreement in accordance with Sections 3.01 and
11.01 hereof, (II) to provide working capital in the ordinary course of its business, including, without limitation, to fund receivables and the purchases of Inventory, (III) to provide security in connection with its performance and bonding requirements, in the case of each of clauses (i)(C)(I) and (II) hereof, in replacement of and in order to refinance the outstanding Indebtedness under the Existing Tosco Credit Agreement, or (IV) to fund investments in or capital contributions to Bayway in order to finance the acquisition of the Bayway Refinery to the extent permitted by this Agreement,
(ii) Bayway shall use the proceeds of all Bayway Revolving Credit Debt solely (A) to provide working capital in the ordinary course of its business, including, without limitation, to fund receivables and the purchases of Inventory, or (B) to provide security in connection with its performance and bonding requirements, and (iii) TEL shall use the proceeds of all TEL Revolving Credit Debt solely (A) to provide working capital in the ordinary course of its business, including, without limitation, to fund receivables and the purchases of Inventory, or (B) to provide security in connection with its performance and bonding requirements.

     Section 1.15. Letters of Credit. Section 2.04(a)(ii) of the Credit Agreement is hereby amended by deleting from the ninth and tenth line thereof the words "if such Borrower is Tosco or Bayway".

     Section 1.16. Letter of Credit and FMCP L/C Commissions and Fees. Section 2.07(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     (b)  All such fees specified in Section 2.07(a)(i) through
(iii) inclusive hereof shall be calculated as follows: (i) with respect to Standby Letters of Credit, including, without limitation, FMCP L/C's, such fees shall be calculated based on the maximum drawing amount thereunder during the period commencing on the date of issuance through the expiry date thereof (calculated on the basis of a 360-day year for the actual number of days elapsed) and shall be payable in arrears within seven (7) Business Days after the end of each month during which or any part of which such Standby Letter of Credit or FMCP L/C, as the case may be, is outstanding and (ii) with respect to any Documentary Letter of Credit, such fees shall be calculated based on the maximum drawing amount thereunder during the period commencing on the date of issuance through the date of negotiation or cancellation thereof (calculated on the basis of a 360-day year for the actual number of days elapsed) and shall be payable in arrears within seven (7) Business Days after the end of each month during which or any part of which such Documentary Letter of Credit is outstanding. No later than one
(1) Business Day after receipt of such monthly payment, the Agent shall pay to each Bank such Bank's Ratable Portion of all Letter of Credit fees referred to in Section 2.07(a)(i) through
(iii) which are received. Notwithstanding any provision contained herein to the contrary, no fees, commissions or other amounts paid as of or prior to the Closing Date in respect of the FMCP L/C existing as of the Closing Date shall be repaid or credited against any amounts otherwise payable pursuant to this
Section 2.07.

     Section 1.17.  Commitment Fee.  Section 2.09(a) of the
Credit Agreement is hereby deleted in its entirety and replaced with the following:

     (a) Commitment Fee. The Borrowers jointly and severally agree to pay to the Agent, on behalf of each Bank, a commitment fee (the "Commitment Fee") for the period commencing on the date of the Borrowers' acceptance of such Bank's Commitment, as such date is set forth on Schedule 1.01(b) hereto, through and including the Maturity Date, or such earlier date upon which the Borrowers shall terminate the Commitments, in an amount equal to such Bank's Ratable Portion of 3/8 of 1% per annum of the amount by which the Commitments exceed the aggregate Revolving Credit Debt outstanding. The Commitment Fees shall be payable in arrears to the Agent, on behalf of each Bank, in cash on the Closing Date and, thereafter, monthly in arrears within seven
(7) Business Days after the end of each month, commencing on the first of such days to occur after the Closing Date, and on the date upon which the Commitments shall terminate. No later than one (1) Business Day after receipt of such monthly payment, the Agent shall pay to each Bank such Bank's Ratable Portion of all Commitment Fees referred to in this Section 2.09(a) which are received.

     Section 1.18. Optional Prepayments of Loans. Section 2.11 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     2.11.**Optional Prepayments of Loans. The Borrowers may prepay the Notes, in whole or in part, without premium or penalty, upon prior written, telex or telegraphic notice (effective upon receipt) to the Agent, to be received by the Agent not later than 4:00*p.m. Boston, Massachusetts time at least (i) two Business Days', with respect to Base Rate Loans, and (ii) three Business Days', with respect to Eurodollar Rate Loans, preceding the date of the prepayment (whereupon the Agent shall promptly notify the Banks) specifying the date and the amount of such prepayment; provided, however, that any prepayment of the Loans while such Loans bear interest at a rate determined with respect to the Eurodollar Rate shall be made on, and only on, the last day of the relevant Interest Period applicable thereto. On the date of any such prepayment of Eurodollar Loans, the Borrowers shall pay accrued interest to the date of such prepayment on the principal amount so prepaid. On the date of any such prepayment of Base Rate Loans, the Borrowers shall pay accrued interest on the principal amount of any Base Rate Loan so prepaid as provided in Section 2.13(a) hereof, unless such prepayment is a prepayment in full of all Loans outstanding, in which case the Borrowers shall pay, on the date of such prepayment, accrued interest to the date of such prepayment on the principal amount of all Loans, including, without limitation, Base Rate Loans, so prepaid. Partial prepayments hereunder shall be in the principal amount of $1,000,000 or any integral multiple in excess thereof (unless the outstanding principal amount of such Loans is less than $1,000,000, in which case the prepayment shall be in the full amount of such outstanding amount). The Borrowers shall have no right to prepay the principal amount of the Loans other than as provided in this Section 2.11.

     Section 1.19.  Interest.  Section 2.13(a) of the Credit
Agreement is hereby deleted in its entirety and replaced with the following:

     (a) Base Rate Election. Unless the Borrowers shall have validly and effectively elected to have Loans made or continued as Eurodollar Rate Loans pursuant to the provisions of this Agreement, at a rate per annum at all times equal to the Base Rate plus the Applicable Margin in effect from time to time, payable monthly in arrears on the first day of each month, and on the Maturity Date.

     Section 1.20.  Interest.  Section 2.18(a) of the Credit
Agreement is hereby amended by adding the following sentence to the end thereof:

Notwithstanding any term or provision of this Agreement to the contrary, the Agent shall have no obligation under any circumstances to pay any Bank such Bank's Ratable Portions of any amounts due and payable under this Agreement, including, without limitation, principal, interest, fees, commissions and any other amounts (collectively, "Payments"), unless and until such time as the Agent shall have received immediately available funds from the Borrowers in an amount equal to such Payments.


     Section 1.21.  Taxes.  Section 2.20(a) of the Credit
Agreement is hereby deleted in its entirety and replaced with the following:

     (a) Any and all payments by the Borrowers hereunder or under the Notes or in respect of Letters of Credit including, without limitation, FMCP L/C's shall be made, in accordance with Sections 2.09, 2.10, 2.11, 2.13 and 2.17, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed on it by any jurisdiction, including, without limitation, the United States of America, Canada and the United Kingdom of Great Britain and Northern Ireland (excluding, in the case of each Bank, the FMCP L/C Bank and the Agent, (x) taxes imposed on its income by the jurisdiction under the laws of which such Bank, the FMCP L/C Bank or the Agent (as the case may be) is organized or any political subdivision thereof, (y) franchise taxes measured by income imposed on it by the jurisdiction under the laws of which such Bank, the FMCP L/C Bank or the Agent (as the case may be) is organized or any political subdivision thereof and, (z) if such Bank, the FMCP L/C Bank or the Agent is entitled at such time to a total or partial exemption from withholding that is required to be evidenced by a United States Internal Revenue Service Form 1001 or 4224 or any successor or additional form, taxes imposed on it by reason of any failure of such Bank, the FMCP L/C Bank or the Agent to deliver to the Agent or the Borrowers, from time to time as required by the Agent or the Borrowers, such Form 1001 or 4224 (as applicable) or any successor or additional form, completed in a manner reasonably satisfactory to the Agent or the Borrowers; all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank, the FMCP L/C Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) such Bank, the FMCP L/C Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions, and (iii) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law.

     Section 1.22.  Capitalization.  Section 4.05 of the Credit
Agreement is hereby amended by adding the following new subsection (f) after existing subsection (e):

     (f) The authorized capitalization of TEL, as of the date hereof, consists of 100 shares of common stock, of which 2 shares of common stock are issued and outstanding. All of such issued and outstanding shares are owned beneficially and of record by Tosco, free and clear of all Liens and encumbrances.

     Section 1.23.  Financial Matters.  Section 4.11(b) of the
Credit Agreement is hereby deleted in its entirety and replaced with the following:

     (b) (i) The Company is Solvent and shall remain Solvent immediately following the Borrowings to be made by the Borrowers and the application by the Borrowers of the proceeds of such Borrowings in accordance with Section 2.03 of this Agreement, and (ii) immediately following the Borrowings of such Borrower's Revolving Credit Debt and the application by such Borrower of the proceeds thereof in accordance with Section 2.03 hereof, (A) Bayway is Solvent and shall remain Solvent as determined after excluding from Bayway's liabilities that portion of the Obligations in excess of the Bayway Revolving Credit Debt, and
(B) TEL is Solvent and shall remain Solvent as determined after excluding from TEL's liabilities that portion of the Obligations in excess of the of TEL Revolving Credit Debt.

     Section 1.24.  Reports.  Section 5.04(b) of the Credit
Agreement is hereby deleted in its entirety and replaced with the following:

     (b) (i) On the Closing Date and, subject to Section 5.04(b)(ii) below, prior to the close of business on the fifteenth day (or, if the fifteenth day is not a Business Day, the first Business Day thereafter) and on the last Business Day of each month thereafter, including the month in which the Closing Date occurs, a report (the "Borrowing Base Report") substantially in the form of Exhibit*L hereto, signed by the Chief Financial Officers of each of the Borrowers, setting forth, on an itemized basis, the Tosco Borrowing Base, the Bayway Borrowing Base and the TEL Borrowing Base as of the close of business on the fifth preceding Business Day and the Borrowing Base computations based thereon, as well as certifications by the Chief Financial Officers of each of the Borrowers that from the date of the most recent Borrowing Base Report previously delivered to the date of the new Borrowing Base Report being delivered with such certification, no Default or Event of Default has occurred. Each Borrowing Base Report shall become effective upon the Agent's receipt thereof and shall remain in effect until the earlier of (A) the receipt by the Agent of the next Borrowing Base Report to be delivered hereunder, and (B) the close of business on the date on which the next Borrowing Base Report is required to be delivered hereunder.

     (ii) Notwithstanding any provision of Section 5.04(b)(i) to the contrary, if (A) the Tosco Borrowing Base, as set forth in any Borrowing Base Report, is equal to or greater than 125% of the Tosco Revolving Credit Debt outstanding on such date, (B) the TEL Borrowing Base, as set forth in such Borrowing Base Report, is equal to or greater than 125% of the TEL Revolving Credit Debt outstanding on such date, and (C) the Bayway Borrowing Base, as set forth in such Borrowing Base Report, is equal to or greater than 125% of the Bayway Revolving Credit Debt outstanding on such date, then, unless any Borrower has reason to believe that the subsequent Borrowing Base Report otherwise required to be delivered pursuant to this Section 5.04(b) would show that (I) the Tosco Borrowing Base would be less than 125% of the Tosco Revolving Credit Debt outstanding on such date, or (II) the TEL Borrowing Base would be less than 125% of the TEL Revolving Credit Debt outstanding on such date, or (III) the Bayway Borrowing Base would be less than 125% of the Bayway Revolving Credit Debt outstanding on such date, the Borrowers shall be required to deliver a Borrowing Base Report to the Agent only once per month, on the last Business Day of such month.

     Section 1.25. Material Change in Business. Section 5.11 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     5.11.**Material Change in Business. Tosco's primary business shall continue to be petroleum refining, distribution, wholesale and retail marketing and related businesses (other than oil and gas exploration, natural gas marketing and petroleum trading which does not support the primary refining , distribution and marketing business). Tosco shall notify the Agent promptly (and in any event by no later than the next Business Day) upon (i) any termination of the ARCO Exchange Agreement or any failure of the ARCO Exchange Agreement to be in full force and effect and (ii) any termination of the Exxon Supply Agreement or any failure of the Exxon Supply Agreement to be in full force and effect. Bayway's primary business shall be petroleum refining, distribution, wholesale and retail marketing and related businesses (other than oil and gas exploration, natural gas marketing and petroleum trading which does not support the primary refining, distribution and marketing business). TEL's primary business shall be the purchase and sale of petroleum products as required to support the primary businesses of Tosco and Bayway described in this Section 5.11; provided, however, that in no event shall TEL engage in (i) petroleum trading which does not support the primary refining, distribution and marketing businesses of Tosco and Bayway, (ii) oil and gas exploration or (iii) natural gas marketing.

     Section 1.26. Application of Proceeds. Section 5.13 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     5.13.**Application of Proceeds. Bayway shall apply the proceeds of all Bayway Advances, TEL shall apply the proceeds of all TEL Advances and each Borrower shall apply the proceeds of all Borrowings made by it in accordance with Section 2.03.

     Section 1.27.  Limitations on Indebtedness.  Section
7.01(a) of the Credit Agreement is hereby amended as follows:

     (a) by deleting subparagraph (iv) thereof in its entirety and replacing it with the following:

     (iv) intercompany loans by Tosco to Bayway in respect of Bayway Advances or by Tosco to TEL in respect of TEL Advances in accordance with Section 2.03 hereof;

     (b) by deleting the word "and" from the end of subsection
(viii) thereof; (c) by deleting the period at the end of subsection (ix) thereof and inserting the words "; and"; and (d) by inserting after existing subsection (ix) the following new subsection (x):

     (x) Indebtedness of the Borrowers, in an aggregate amount not to exceed $50,000,000 outstanding at any one time, in respect of transactional lines of credit created for the purpose of financing specific cargoes of Petroleum Inventory or receivables related to specific cargoes of Petroleum Inventory; provided that (i) any such Indebtedness is secured only by the cargo of Petroleum Inventory financed thereby or the receivable relating thereto, (ii) such Petroleum Inventory or receivable is not included in any Borrowing Base, and (iii) the Borrowers shall have provided, prior to or simultaneously with the incurrence of any such Indebtedness, written notice to the Agent and the Banks describing such Indebtedness in sufficient detail to accurately and completely identify such Indebtedness and the cargo of Petroleum Inventory or receivable relating thereto.

     Section 1.28. Limitations on Liens. Section 7.02 of the Credit Agreement is hereby amended (a) by deleting the word "or" from the end of subsection (m) thereof, (b) by deleting the period at the end of subsection (n) thereof and inserting a semi-colon, and (c) by inserting after existing subsection (n) the following new subsections (o) and (p):

     (o) on tangible fixed assets (as defined by GAAP) of the Company to secure the obligations of any Borrower owed to a Bank and arising in connection with interest rate protection arrangements entered into by such Borrower with such Bank, including, without limitation, interest rate swaps, caps, collars and floors; provided, however, that (i) the aggregate book value of such tangible fixed assets shall not exceed $50,000,000 and (ii) such tangible fixed assets shall not be Collateral; or

     (p)  created to secure Indebtedness permitted by Section
7.01(a)(x) on those specific cargoes of Petroleum Inventory financed with such Indebtedness and on accounts receivable arising in connection therewith.

     Section 1.29.  Limitations on Restricted Payments, Etc.
Section 7.03 of the Credit Agreement is hereby amended by inserting in the twelfth line thereof, after the words "Cargill Fertilizer, Inc.", the words "(or any assignee of Cargill Fertilizer, Inc.)".

     Section 1.30. Transactions with Affiliates. Section 7.12 of the Credit Agreement is hereby amended by deleting the last three words thereof and replacing them with the words "Tosco, Bayway and TEL".

     Section 1.31. Events of Default. Section 8.01(a) of the Credit Agreement is hereby amended by (a) deleting the word "or" from the end of subsection (x) thereof, (b) by deleting the semi-colon from the end of subsection (xi) thereof and replacing it with the words "; or" and (c) by inserting the following new subsection (xii) after existing subsection (xi):

     (xii) Tosco shall cease to own beneficially and of record 100% of the issued and outstanding Stock of TEL;

     Section 1.32. Amendments and Waivers. Section 10.01(b) of the Credit Agreement is hereby amended by deleting clause (v) thereof in its entirety and replacing it with the following:

(v) amend or modify the definition of "Borrowing Base", "Tosco
Borrowing Base", "Bayway Borrowing Base" or "TEL Borrowing
Base", in each case without the written consent of all the Banks,

     Section 1.33.  Schedules and Exhibits.

     (a) Schedule 4.01(b) of the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 4.01(b) hereto.

     (b) Exhibit D-1 to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit D-1 hereto.

     (c) Exhibit L to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit L hereto.

     (d)  Exhibit N-3 hereto is hereby added to the Credit
Agreement and made a part thereof.

     Section 2. Scope of Amendment. Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect.

     Section 3.     Representations and Warranties.  The
Borrowers and Seminole hereby jointly and severally represent and warrant to the Banks, the Agent and the FMCP L/C Bank as follows:

     (a) Representations and Warranties in Credit Agreement. The representations and warranties of the Borrowers and Seminole contained in the Credit Agreement (i) were true and correct in all material respects when made, and (ii) except to the extent such representations and warranties by their terms are made solely as of a prior date, continue to be true and correct in all material respects on the date hereof.

     (b) Authority, etc. The execution and delivery by the Borrowers and Seminole of this Amendment and the performance by the Borrowers and Seminole of all of their agreements and obligations under this Amendment are within the corporate authority of each of the Borrowers and Seminole, have been duly authorized by all necessary corporate action on the part of each of the Borrowers and Seminole, and do not and will not (i) contravene any provision of any Borrower's or Seminole's charter, other incorporation papers, by-laws or any stock provision, or any amendment thereof, (ii) conflict with, or result in a breach of any material term, condition or provision of, or constitute a default under or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of the property of any Borrower or Seminole under any agreement, deed of trust, indenture, mortgage or other instrument to which such Borrower or Seminole is a party or by which any of such Borrower's or Seminole's properties are bound,
(iii) violate or contravene any provision of any law, regulation, order, ruling or interpretation thereunder or any decree, order or judgment of any court or governmental or regulatory authority, bureau, agency or official, (iv) require any waiver, consent or approval by any creditor of any Borrower or Seminole which has not been obtained or (v) require any approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, any governmental or regulatory authority or agency under any provision of any law, except those actions which have been taken or will be taken prior to the date of execution of this Amendment.

     (c) Enforceability of Obligations. This Amendment, the Credit Agreement as amended hereby, and the Loan Documents constitute the legal, valid and binding obligations of the Borrowers and Seminole enforceable against the Borrowers and Seminole in accordance with their respective terms, provided that (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applications affecting the rights and remedies of creditors, and (ii) the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceedings for such remedies may be brought.

     (d) No Default or Event of Default. No Default or Event of Default has occurred or is continuing and the effectiveness of this Amendment will not cause any such Default or Event of Default to occur.

     (e) Address of TEL. The chief executive office of TEL, its principal place of business and the address to which notices to TEL under the Credit Agreement should be sent is as follows:

Tosco Europe Limited
Sceptre Court, Number 40
Tower Hill
London EC3 N4BB England

with a copy to

Tosco Europe Limited
c/o Bayway Refining Company
1400 Park Avenue
Linden, NJ  07036 U.S.A.

     (f) Canadian Taxes of the Borrowers. The Borrowers have no employees within Canada and have no obligation to pay any taxes, imposts or fees, or file returns, to or in connection with (i) the Provincial Tax Commission for the Health Services Tax for Nova Scotia, (ii) the Workers' Compensation Board of Nova Scotia for premiums for workers' compensation, (iii) the Department of Labour (Province of Nova Scotia) for unpaid vacation pay, or (iv) Revenue Canada for withholdings pursuant to the Income Tax Act of Canada, the Unemployment Insurance Act of Canada and the Canada Pension Plan Act.

     Section 4. Confirmation of Collateral Documents. Each of the Borrowers and Seminole hereby ratify and confirm each of the Collateral Documents and the pledges and security interests created thereby. Each of the Borrowers and Seminole hereby further ratify and confirm that the Collateral Documents and the pledges and security interest created thereby secure the Obligations of the Borrowers and Seminole under the Credit Agreement, as amended hereby.

     Section 5.     Conditions to Effectiveness.  The
effectiveness of this Amendment No. 5 shall be conditioned upon receipt by the Agent of the following, in form and substance satisfactory to the Banks:

     (a)  this Amendment No. 5, executed by the Borrowers,
Seminole, the Banks, the Agent, the Co-Agents and the FMCP L/C
Bank;

     (b) Revolving Credit Notes, substantially in the form of Exhibit D-1 hereto, executed and delivered by the Borrowers and Seminole and payable to the order of each of the Banks in the respective aggregate principal amounts set forth under the caption "Commitment" opposite each such Bank's name on Schedule 1.01(b) to the Credit Agreement;

     (c) an amendment to the Security Agreement executed by the Borrowers, Seminole and the Agent in form and substance satisfactory to the Agent;

     (d) an amendment to the Custody Agreement executed by the Borrowers, Seminole and the Agent in form and substance satisfactory to the Agent;

     (e) an Agency Agreement substantially in the form of Exhibit N-3 hereto executed by TEL and the other parties thereto;

     (f) each of the U.K. Security Documents executed by the TEL and the Agent;

     (g) each of the Canadian Security Documents executed by TEL, Bayway and the Agent;

     (h) a perfection certificate executed by TEL and Bayway in form and substance satisfactory to the Agent;

     (i) all financing statements, registrations, instruments or other documents necessary to perfect the security interests of the Banks created by the Collateral Documents executed by the Borrowers and duly recorded with the proper authorities;

     (j) copies, certified by the Secretary (or comparable officer) of each of the Borrowers and Seminole to be true and complete on the date of execution of this Amendment, of the records of all actions taken by each such Borrower and Seminole as may be required according to the terms of each such Borrower's or Seminole's charter, other incorporation documents and by-laws to authorize (i) the execution and delivery of this Amendment, each of the Revolving Credit Notes, and each other document and instrument to be executed and delivered in connection herewith and (ii) the performance by each such Borrower and Seminole of all of its agreements and obligations under this Amendment and the Credit Agreement, as amended hereby;

     (k) a certificate of the Secretary (or comparable officer) of each of the Borrowers and Seminole (i) setting forth the names, incumbency and specimen signatures of those officers of each of the Borrowers and Seminole authorized to execute and deliver this Amendment, each of the Revolving Credit Notes, and each other document and instrument to be executed and delivered in connection herewith and (ii) setting forth the charter documents and bylaws of each of the Borrowers and Seminole, or, with respect to the Tosco, Bayway and Seminole, stating that there have been no amendments to the charter documents and by-laws of each such Person delivered to the Agent and the Banks on April*8, 1993;

     (l) a certificate of the Secretary of State (or comparable officer) of the jurisdiction of organization of each of the Borrowers and Seminole as to each such Person's legal existence and corporate good standing;

     (m) an opinion of United States counsel to the Borrowers and Seminole in form and substance satisfactory to the Agent;

     (n) an opinion of TEL's counsel in the United Kingdom in form and substance satisfactory to the Agent;

     (o) an opinion of the Borrowers' counsel in Canada in form and substance satisfactory to the Agent; and

     (p) any other agreement, document, instrument or financing statement the Agent may, in its sole discretion, reasonably require.

     Section 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

     Section 7.     Governing Law.  This Amendment shall be
construed according to and governed by the laws of the Commonwealth of Massachusetts.


[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as an agreement under seal as of the date set forth at the beginning of this Amendment.


                              TOSCO CORPORATION

By:__________________________________
                                 Title:

                              BAYWAY REFINING COMPANY

By:___________________________________
                                 Title:

                              TOSCO EUROPE LIMITED

By:____________________________________
                                 Title:

                              SEMINOLE FERTILIZER CORPORATION

By:___________________________________
                                 Title:

                              THE FIRST NATIONAL BANK OF
                    BOSTON, individually, as FMCP L/C Bank
                                and as Agent

By:____________________________________
                                 Title:

                              BANK OF AMERICA NATIONAL TRUST
                                AND SAVINGS ASSOCIATION,
                                individually and as Co-Agent

By:____________________________________
                                 Title:

                              THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION),
                                individually and as Co-Agent

By:____________________________________
                                 Title:

                              INTERNATIONALE NEDERLANDEN
                              (U.S.) CAPITAL CORPORATION

By:____________________________________
                                 Title:

                              THE FUJI BANK, LIMITED

By:____________________________________
                                 Title:

                              ARAB BANKING CORPORATION

By:____________________________________
                                 Title:


                              NATIONAL CITY BANK

By:____________________________________
                                 Title:

                             BANK HAPOALIM B.M.

By:____________________________________
                                 Title:

By:____________________________________
                                 Title:

                              UNITED JERSEY BANK

By:____________________________________
                                 Title:

                              THE YASUDA TRUST AND BANKING
                               CO., LTD.

By:____________________________________
                                 Title:

                           THE SUMITOMO BANK, LIMITED

By:____________________________________
                                 Title:

                              THE DAI-ICHI KANGYO BANK, LTD.

By:____________________________________
                                 Title:

                              THE SANWA BANK LIMITED

By:____________________________________
                                 Title:

                              SEATTLE-FIRST NATIONAL BANK

By:____________________________________
                                 Title:


                              UNION BANK

By:____________________________________
                                 Title:

                              MIDLANTIC NATIONAL BANK

By:____________________________________
                                 Title:

                              NATIONAL WESTMINSTER BANK PLC

By:____________________________________
                                 Title:

                              CREDIT LYONNAIS NEW YORK BRANCH

By:____________________________________
                                 Title:

                              THE SAKURA BANK, LTD.

By:____________________________________
                                 Title:

                              PNC BANK, NATIONAL ASSOCIATION

By:____________________________________
                                 Title:

                              BANCA DI ROMA

By:____________________________________
                                 Title:

By:____________________________________
                                 Title:

                                     Exhibit 10(g)
AMENDMENT NO. 6
DATED AS OF DECEMBER 28, 1994 TO
AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF APRIL 8, 1993


     AMENDMENT No. 6 (the "Amendment") dated as of December 28, 1994 by and among TOSCO CORPORATION, a Nevada corporation ("Tosco"), BAYWAY REFINING COMPANY, a Delaware corporation ("Bayway"), and TOSCO EUROPE LIMITED, a limited liability company organized under the laws of England and Wales ("TEL"), as co-borrowers (collectively, the "Borrowers"), the financial institutions listed on Schedule 1.01(a) to the Credit Agreement referred to below (the "Banks"), THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) ("Chase"), as co-agent, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as co-agent and co-arranger, and THE FIRST NATIONAL BANK OF BOSTON ("FNBB"), as the FMCP L/C Bank, as agent (in that capacity, the "Agent") for the Banks and as arranger.

     Capitalized terms which are used herein without definition and which are defined in the Credit Agreement referred to below shall have the same meaning herein as in the Credit Agreement, as amended hereby.

W I T N E S S E T H:

     WHEREAS, Tosco, Bayway, Seminole Fertilizer Corporation, the Banks, the Co-Agents, the Agent and the FMCP L/C Bank are parties to that certain Amended and Restated Credit Agreement dated as of April 8, 1993 (as amended, restated, modified or supplemented and in effect from time to time, the "Credit Agreement");

     WHEREAS, Tosco and Bayway have informed the Banks and the Agent that Tosco has formed Tosco Processing & Marketing, Inc. ("TPMI") as a wholly-owned subsidiary of Tosco and that Tosco desires to transfer to TPMI all of the stock that Tosco owns of record in Bayway which constitutes all of the issued and outstanding capital stock of Bayway; and

     WHEREAS, the Borrowers have requested that the Agent and the Banks agree to amend the Credit Agreement to permit Tosco to transfer to TPMI the stock of Bayway and to make certain other changes;

     NOW, THEREFORE, in consideration of the foregoing premises the parties hereto hereby agree as follows:

     Section 1.     Amendment to Credit Agreement.

     Section 1.1.   Restricted Subsidiary.  Section 1.01 of the
Credit Agreement is hereby amended by deleting the definition of "Restricted Subsidiary" in its entirety and replacing it with the following:

     "Restricted Subsidiary" means, (i) Diablo Service
Corporation, a California corporation (ii) Western Hemisphere
Corporation, a Delaware corporation, (iii) Tosco International
Finance N.V., a Netherlands Antilles corporation and (iv) Tosco
Processing & Marketing, Inc., a Delaware corporation.

     Section 1.2.   Limitations on Liens.  Section 7.02 of the
Credit Agreement is hereby amended by deleting subsection (k) thereof in its entirety and replacing it with the following:

(k) on the Stock of Bayway; provided that Tosco shall be the record and beneficial owner of not less than 100% of the issued and outstanding voting Stock of TPMI, free and clear of all Liens, at all times while TPMI owns any Stock of Bayway and further provided that Tosco and TPMI, in aggregate, shall be the record and beneficial owner of not less than 51% of the issued and outstanding voting Stock of Bayway, free and clear of all Liens;

     Section 1.3.   Events of Default.  Section 8.01(a) of the
Credit Agreement is hereby amended as follows:

     (a) by deleting subsection (xi) thereof in its entirety and replacing it with the following:

     (xi) (A) Tosco shall cease to own beneficially and of record 100% of the issued and outstanding Stock of TPMI at any time while TPMI holds any Stock of Bayway or (B) TPMI and Tosco, in aggregate, shall cease to own beneficially and of record at least 51% (or such greater amount as is required to elect a majority of the members of the Board of Directors of Bayway) of the issued and outstanding voting Stock of Bayway.

     (b)  by inserting the following subsection (xiii):

          (xiii) TPMI shall conduct any business other than holding Stock of Bayway and matters incidental thereto.

     Section 2. Scope of Amendment. Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect.

     Section 3. Representations and Warranties. The Borrowers hereby jointly and severally represent and warrant to the Banks, the Agent and the FMCP L/C Bank that (a) no Default or Event of Default has occurred or is continuing and the effectiveness of this Amendment will not cause any such Default or Event of Default to occur; (b) the representations and warranties of the Borrowers and Seminole contained in the Credit Agreement (i) were true and correct in all material respects when made, and (ii) except to the extent such representations and warranties by their terms are made solely as of a prior date, continue to be true and correct in all material respects on the date hereof; (c) the execution and delivery by the Borrowers of this Amendment and the performance by the Borrowers of all of their agreements and obligations under this Amendment are within the corporate authority of each of the Borrowers and have been duly authorized by all necessary corporate actions on the part of the Borrowers; and (d) this Amendment, the Credit Agreement as amended hereby, and the Loan Documents constitute the legal, valid and binding obligations of the Borrowers enforceable against the Borrowers in accordance with their respective terms, provided that (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applications affecting the rights and remedies of creditors, and (ii) the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceedings for such remedies may be brought.

     Section 4. Confirmation of Collateral Documents. Each of the Borrowers hereby ratify and confirm each of the Collateral Documents and the pledges and security interests created thereby. Each of the Borrowers hereby further ratify and confirm that the Collateral Documents and the pledges and security interest created thereby secure the Obligations of the Borrowers under the Credit Agreement, as amended hereby.

     Section 5.     Conditions to Effectiveness.  The
effectiveness of this Amendment No. 6 shall be conditioned upon receipt by the Agent of the following, in form and substance satisfactory to the Banks:

     (a) this Amendment No. 6 executed by the Borrowers, TPMI, the Required Banks and the Agent; and

     (b) a fee, payable to the Agent for the account of each Bank that executes this Amendment No. 6 by December 28, 1994, in an amount equal to $1,000 per each such Bank.

     Section 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

     Section 7.     Governing Law.  This Amendment shall be
construed according to and governed by the laws of the Commonwealth of Massachusetts.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as an agreement under seal as of the date set forth at the beginning of this Amendment.


                              TOSCO CORPORATION

By:__________________________________
                                 Title:

                              BAYWAY REFINING COMPANY

By:___________________________________
                                 Title:

                              TOSCO EUROPE LIMITED

By:____________________________________
                                 Title:

                              THE FIRST NATIONAL BANK OF
                    BOSTON, individually, as FMCP L/C Bank
                                and as Agent

By:____________________________________
                                 Title:


                              BANK OF AMERICA NATIONAL TRUST
                                AND SAVINGS ASSOCIATION,
                                individually and as Co-Agent

By:____________________________________
                                 Title:

                              THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION),
                                individually and as Co-Agent

By:____________________________________
                                 Title:

                              INTERNATIONALE NEDERLANDEN
                              (U.S.) CAPITAL CORPORATION

By:____________________________________
                                 Title:

                              THE FUJI BANK, LIMITED

By:____________________________________
                                 Title:

                              ARAB BANKING CORPORATION

By:____________________________________
                                 Title:

                              NATIONAL CITY BANK

By:____________________________________
                                 Title:

                              BANK HAPOALIM B.M.

By:____________________________________
                                 Title:

By:____________________________________
                                 Title:

                              UNITED JERSEY BANK

By:____________________________________
                                 Title:

                              THE YASUDA TRUST AND BANKING
                               CO., LTD.


By:____________________________________
                                 Title:

                              THE SUMITOMO BANK, LIMITED

By:____________________________________
                                 Title:

                              THE DAI-ICHI KANGYO BANK, LTD.

By:____________________________________
                                 Title:

                              THE SANWA BANK LIMITED

By:____________________________________
                                 Title:

                              SEATTLE-FIRST NATIONAL BANK

By:____________________________________
                                 Title:

                             UNION BANK

By:____________________________________
                                 Title:

                              MIDLANTIC NATIONAL BANK

By:____________________________________
                                 Title:

                              NATIONAL WESTMINSTER BANK PLC

By:____________________________________
                                 Title:

                              CREDIT LYONNAIS NEW YORK BRANCH

By:____________________________________
                                 Title:

                              THE SAKURA BANK, LTD.

By:____________________________________
                                 Title:

                             PNC BANK, NATIONAL ASSOCIATION

By:____________________________________
                                 Title:

                              BANCA DI ROMA

By:____________________________________
                                 Title:

By:____________________________________
                                 Title:

ACKNOWLEDGED AND
ACCEPTED BY:

TOSCO PROCESSING & MARKETING, INC.

By:__________________________________
     Title:

                                  Exhibit 10(q)



Schedule


     1.Amended and Restated Trademark License Agreement between British Petroleum Company p.l.c. and Tosco Corporation dated as of August 1, 1994. This Agreement extends the term of the pervious Trademark Agreement for Washington and Oregon from five to twelve years and also extends the trademark license to six additional states: Arizona, Idaho, Montana, New Mexico, Nevada and Utah.

     2. Trademark License Agreement (California) between BP Oil Marketing Inc. and Tosco Corporation dated as of August 1, 1994. This Agreement granted Tosco's license to use the BP trademark in the state of California under the same terms and conditions in the Amended and Restated Trademark Agreement.

                                              Exhibit 11

                   TOSCO CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF PER SHARE DATA
               Thousands of Dollars Except Per Share Data

                                            Year Ended December 31,
                                        1994       1993         1992
Net income (loss)                     $ 83,843     $ 80,579     ($ 74,455)

Preferred stock dividends           (   6,293)     ( 10,063)      (10,063)
Net income (loss) attributable
to common shareholders for
primary earnings per share
 computations                            77,550       70,516     ( 84,518)
Addback of dividends
on preferred stock
for assumed conversion                    6,293       10,063       10,063
Net income (loss) attributable to common
shareholders for fully diluted
earnings per share computations       $  83,843     $  80,579    ($74,455)

Weighted average number of shares
 outstanding during the period           33,859        29,522      29,618
Stock option equivalents                    355           157

Shares and equivalents used for
computation of primary earnings
per share                                34,214        29,679      29,618
Additional stock option equivalents                       170
Weighted average potentially dilutive
securities for the assumed conversion of
 preferred stock                         3,194          4,792

Shares and equivalents
used for computation of fully diluted
earnings per share                       37,408        34,641       29,618

Earnings (loss) per share:

Primary                                $   2.27      $   2.38      ($ 2.85)

Fully diluted                          $   2.24      $   2.33      ($ 2.85) (a)


(a)Fully diluted earnings per share computations for 1992 did not assume the conversion of stock options or Series F
     Stock because the effect would have resulted in a lower loss per share.

                                            Exhibit 21
SUBSIDIARIES OF TOSCO CORPORATION


AZL Resources, Inc.
          Arizona-Florida Land & Cattle Company
          AZCO Capital Corp. N.V.
          AZCO Properties, Inc.
          AZL Engineering, Inc.
          Breckenridge Nordic Village Corporation

     Tosco Processing & Marketing, Inc.
          Bayway Refining Company
          Tosco Pipeline Company

     Diablo Service Corporation

     Seminole Fertilizer Corporation
          Ridgewood Chemical Corporation

     International Energy Insurance Limited

     T Northwest Properties I, Inc.

     T. Northwest Properties II, Inc.

     The Loil Group Limited

     The Oil Shale Corporation

     Tosco (C-TI), Inc.

     Tosco (C-TLP), Inc.

     Tosco Corporation (A Delaware Corporation)

     Tosco Europe Limited

     Tosco International Finance N.V.

     Tosco Marketing, Inc.

     Tosco Northwest, Inc.
          Avon Marine Corp.
          Riverhead Marine Corp.

     Tosco Refining Company, Inc.

     Tosco Trading, Transportation and Supply, Inc.

     Tosco (U.K.) Ltd.

     Toscopetro Corporation

                                              EXHIBIT 23

      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Tosco Corporation on Form S-8 (File No. 33-39303, File No. 33-51243, and File No. 33-54153) of our report dated March 3, 1995, on our audits of the consolidated financial statements and the financial statement schedule of Tosco Corporation and subsidiaries as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993, and 1992, which report is included in this Annual Report on Form 10-K.



COOPERS & LYBRAND L.L.P.

Oakland, California
March 28, 1995

[TYPE]                  EX-27
[DESCRIPTION]           ART. 5 FDS FOR FORM 10-K
[ARTICLE]               5
[MULTIPLIER]            1,000

[PERIOD-TYPE]                   12-MOS
[FISCAL-YEAR-END]                          DEC-31-1994
[PERIOD-END]                               DEC-31-1994
[CASH]                                          23,793
[SECURITIES]                                         0
[RECEIVABLES]                                  291,772
[ALLOWANCES]                                     8,392
[INVENTORY]                                    463,637
[CURRENT-ASSETS]                               859,449
[PP&E]                                         822,057
[DEPRECIATION]                                  51,905
[TOTAL-ASSETS]                               1,797,206
[CURRENT-LIABILITIES]                          480,133
[BONDS]                                              0
[COMMON]                                        29,702
[PREFERRED-MANDATORY]                                0
[PREFERRED]                                          0
[OTHER-SE]                                     545,762
[TOTAL-LIABILITY-AND-EQUITY]                 1,797,206
[SALES]                                      6,365,757
[TOTAL-REVENUES]                             6,365,757
[CGS]                                        6,105,293
[TOTAL-COSTS]                                6,105,293
[OTHER-EXPENSES]                                     0
[LOSS-PROVISION]                                     0
[INTEREST-EXPENSE]                              58,315
[INCOME-PRETAX]                                133,849
[INCOME-TAX]                                    50,006
[INCOME-CONTINUING]                             83,843
[DISCONTINUED]                                       0
[EXTRAORDINARY]                                      0
[CHANGES]                                            0
[NET-INCOME]                                    83,843
[EPS-PRIMARY]                                     2.27
[EPS-DILUTED]                                     2.24

                                 EXHIBIT 99
   CONDENSED CONSOLIDATING FINANCIAL INFORMATION
   AND REPORT OF INDEPENDENT ACCOUNTANTS

        REPORT OF INDEPENDENT ACCOUNTANTS

     Our report on the consolidated financial statements of Tosco
Corporation and subsidiaries is included on page F-2 of this Form
10-K. In connection with our audits of such financial statements, we have also audited Exhibit 99 presented on page F-
30 of this Form 10-K.

     In our opinion, Exhibit 99 referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included herein.

Coopers and Lybrand L.L.P.
Oakland, California
March 3, 1995

Condensed Consolidating Financial Information

The following tables set forth the condensed consolidating financial statements as of December 31, 1994 and 1993 and for the years then ended of Tosco, Bayway and Tosco's other subsidiaries.

They are provided to meet the reporting and informational requirements of Bayway as a guarantor of the 8 1/4% First
Mortgage Bonds (Bayway Exchange Bonds).

                                               Condensed Consolidating Balance Sheet
                                                      (Thousands of Dollars)
                                                        December 31, 1994
                                                   Tosco           Bayway          Minor Subs
                                                (Issuer)         (Guarantor)      (Non-guarantors)     Eliminations     Consolidated

Assets
Cash and cash equivalents                       $    1,524       $   19,541       $    2,728                            $     23,793
Short-term investments and deposits                  1,470            8,167           21,192                                  30,829
Other current assets(a)                            353,794          413,536           37,497                                 804,827
Total current assets                               356,788          441,244           61,417                                 859,449

Other assets                                       655,421          246,158           40,544           ($     4,366)         937,757
Investment in Bayway and other subsidiaries        218,722                                             (    218,722)
Intercompany receivables                           158,108                                             (    158,108)
Total assets                                    $1,389,039       $  687,402       $  101,961           ($   381,196)    $  1,797,206

Liabilities and shareholders' equity
Current liabilities                             $  277,917       $  142,610       $   59,606                            $    480,133
Revolver and long-term debt                        477,938          205,000            4,491                                 687,429
Other liabilities                                   57,720                               826           ($    4,366)           54,180
Intercompany liabilities                                            149,007            9,101           (   158,108)
Shareholders' equity                               575,464          190,785           27,937           (   218,722)          575,464
Total liabilities and shareholders' equity      $1,389,039       $  687,402       $  101,961           ($  381,196)     $  1,797,206


                                                                     Condensed Consolidating Statement of Income
                                                                            (Thousands of Dollars)
                                                                      For the Year Ended December 31, 1994
Sales                                         $ 2,770,402         $ 3,412,498        $353,783             ($ 170,926)     $6,365,757
Cost of sales                                   2,581,262           3,331,638         351,668             (  170,926)      6,093,642
Operating contributon                             189,140              80,860           2,115                                272,115
Selling, general, and administrative
expense (b)                                        56,737              28,453        (  1,067)                                84,123
Interest expense, net                              33,736              20,493        (     86)                                54,143
Income before provision for income taxes           98,667              31,914           3,268                                133,849
Provision for income taxes                         36,109              12,606           1,291                                 50,006

Net income                                    $    62,558         $    19,308        $  1,977              $   -          $   83,843

(a) The lower of LIFO cost or market value of inventories is measured on a consolidated basis.
(b) The condensed consolidating statement of income does not reflect an allocation of a portion of aggregate corporate selling, general and administrative expense of $18,602,000 to Bayway and the Minor Subsidiaries.  Tosco may
allocate such costs in the future.


Condensed Consolidating Financial Information (continued)

                                                                                    Condensed Consolidating Statement of Cash Flows
                                                                                                    (Thousands of Dollars)
                                                                                          For the Year Ended December 31, 1994
                                                 Tosco         Bayway            Minor Subs
                                                 (Issuer)      (Guarantor)       (Non-guarantors)         Consolidated

Cash flows from operating activities:
Net income                                         $   62,558    $  19,308         $   1,977              $   83,843
Depreciation and amortization                          68,203       15,585             1,073                  84,861
Deferred income taxes                                  34,734                                                 34,734
Inventory valuation recovery                                     (  17,651)                               (   17,651)
Environmental cost accrual                              6,000                                                  6,000
Changes in working capital                            (27,119)   (  65,857)           20,999              (   71,977)
Other                                                   4,439                          1,271                   5,710
Net cash provided by (used in)
 operating activities                                 148,815    (  48,615)           25,320                 125,520

Cash flows from investing activities:
Purchase of property, plant and equipment          (   95,347)   (  44,218)        (  20,554)             (  160,119)
Increase in deferred turnarounds, charges
 and other assets                                  (   46,411)   (  45,008)                               (   91,419)
Transfers to discontinued operations               (    9,207)                                            (    9,207)
Intercompany transfers                             (      999)          90               909
Proceeds from termination of Continental
 Tosco Limited Partnership                                                             9,519                   9,519
Inter-company dividend                                  7,167                      (   7,167)
Net change in short-term investments and deposits       3,967    (   1,553)        (   3,208)             (      794)
Net cash used in investing activities              (  140,830)   (  90,689)        (  20,501)             (  252,020)

Cash flows from financing activities:
Short-term borrowings and borrowings (repayments)
 under revolver, net                               (    5,500)     133,000                                   127,500
Principal payments under debt agreements           (        4)                     (   2,271)             (    2,275)
Dividends on Preferred and Common Stock            (   27,767)                                            (   27,767)
Other                                              (    2,256)                                            (    2,256)
Net cash provided by (used in) financing activities(   35,527)     133,000         (   2,271)                 95,202

Net increase (decrease) in cash and cash
   equivalents                                     (   27,542)   (   6,304)            2,548              (   31,298)
Cash and cash equivalents at beginning of period       29,066       25,845               180                  55,091

Cash and cash equivalents
at end of period                                   $    1,524    $  19,541         $   2,728              $   23,793




  Condensed Consolidating Financial Information (continued)




                                    Condensed Consolidating Balance Sheet
                                          (Thousands of Dollars)
                                             December 31, 1993
                                    Tosco          Bayway        Minor Subs
                                  (Issuer)      (Guarantor)   (Non-guarantors)     Eliminations  Consolidated
Assets
Cash and cash equivalents            $ 29,066       $ 25,845  $    180                          $ 55,091
Short-term investments and deposits     5,437          6,614    17,984                            30,035
Other current assets                  258,121        335,316       118                           593,555
   Total current assets               292,624        367,775    18,282                           678,681

Other assets                          615,387        172,517    30,640            ($  4,366)     814,178
Investment in Bayway and other
 subsidiaries                         204,604                                      (204,604)
 Intercompany receivables             162,865          1,083     4,67 3           ( 168,621)
   Total assets                    $1,275,480     $  541,375  $  53,595           ($377,591)    $1,492,859

Liabilities and shareholders' equity
Current liabilities                $  161,904     $  147,898   $  1,228                         $  311,030
Revolver and long-term debt           524,931         72,000      6,375                            603,306
Other liabilities                      61,245                                     ($  4,366)        56,879
Intercompany liabilities                5,756        150,000     12,865          (  168,621)
Shareholders' equity                  521,644        171,477     33,127          (  204,604)       521,644
   Total liabilities and
 shareholders' equity              $1,275,480    $   541,375   $ 53,595          ($ 377,591)     $1,492,859




                                       Condensed Consolidating Statement of Income
                                              (Thousands of Dollars)
                                              For the Year Ended December 31, 1993
Sales                              $ 1,783,387    $  1,775,830    $              $              $ 3,559,217
Cost of sales                        1,600,937       1,724,206                                    3,325,143
Operating contribution                 182,450          51,624                                      234,074
Selling, general, and
 administrative expenses <F1>           43,015          15,226     (   67)                           58,174
Interest expense, net                   32,612          12,011     (  477)                           44,146
Income before provision
 for income taxes                      106,823          24,387        544                           131,754
Provision for income taxes              40,950          10,007        218                            51,175
Net income                          $   65,873        $ 14,380     $  326         $              $   80,579

   <F1> The condensed consolidating statement of income which includes the operations of Bayway since April 8, 1993, does not reflect an allocation of a portion of aggregate corporate selling, general and administrative expenses of $25,557,000 to Bayway and the Minor Subsidiaries.
Tosco may allocate such costs in the future.



 Condensed Consolidating Financial Information (continued)



                                                   Condensed Consolidating Statement of Cash Flows
                                                             Thousands of Dollars)
                                                           For the Year Ended December 31, 1993
                                              Tosco            Bayway        Minor Subs
                                              (Issuer)        (Guarantor)   (Non-guarantors)      Eliminations    Consolidated
Cash flows from operating activities:
   Net income                               $  65,873         $14,380        $    326                              $  80,579
   Depreciation and amortization              57,023           7,668             400                                 65,091
Deferred income taxes                         (10,189)                                                               (10,189)
Inventory valuation writedown                                  17,651                                                 17,651
   Changes in working capital               (  11,376)        (31,935)       (   293)                              (  43,604)
   Other                                       20,644         (17,500)                                                 3,144
   Net cash provided by (used in)
 operating activities                         121,975          (9,736)           433                                 112,672

Cash flows from investing activities:
Purchase of property, plant and equipment, net,
  and acquired inventories                    (225,361)       (326,147)                                           ( 551,508)
Increase in deferred turnarounds, charges
     and other assets                        (  22,748)        (  907)                                            (  23,655)
 Investment in Bayway Refinery                (147,675)       147,675
   Intercompany transfers                     (199,068)       149,574          49,494
 Net proceeds from sale of
     discontinued operations                    91,217                                                               91,217
   Proceeds from termination of Continental
   Tosco Limited Partnership                                                   4,880                                 4,880
Transfers from discontinued operations           41,791                                                              41,791
Net change in short-term investments
 and deposits                                   12,927      (  6,614)        ( 4,132)                                 2,181
   Net cash provided by (used in)
 investing activities                        ( 448,917)     ( 36,419)          50,242                              (435,094)

Cash flows from financing activities:
   Proceeds from Bayway Exchange Bonds         150,000                                                              150,000
   Borrowings under revolver, net               75,000        72,000                                                147,000
   Early retirement of debt                                                   (50,000)                             ( 50,000)
   Principal payments under debt agreements  (     24)                            771)                             (    795)
   Issuance of Common Stock, net of expenses   88,418                                                                88,418
   Dividends on Preferred and Common Stock   ( 28,056)                                                             ( 28,056)
   Other                                     (    727)                                                             (    727)
   Net cash provided by (used in)
 financing activities                         284,611         72,000        ( 50,771)                               305,840

Net increase (decrease) in cash and cash
   equivalents                              (  42,331)        25,845             (96)                             (  16,582)
Cash and cash equivalents at
 beginning of period                           71,397                            276                                 71,673

Cash and cash equivalents at end of period    $29,066         $25,845         $  180            $                $   55,091
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